UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 2, 2013

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA 91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Common Stock Offering

On May 2, 2013, LTC Properties, Inc. (the “Company”) commenced a public offering (the “Offering”) of 3,000,000 shares of its common stock.  The Company also plans to grant the underwriters for the Offering a 30-day option to purchase up to an additional 450,000 shares of common stock.  A copy of the press release announcing the Offering is filed herewith as Exhibit 99.1.

The Company intends to use the net proceeds from the Offering to pay down amounts outstanding under its unsecured line of credit, to fund acquisitions and current development pipeline and for general corporate purposes.

Dividend Policy

The Company expects to pay dividends on its common stock in amounts determined from time to time by the Company’s board of directors.  Subsequent to the completion of the Offering the Company expects its current aggregate dividend payout level to increase by approximately $5.6 million to $66.0 million annually (total preferred and common stock dividends on an annual basis) depending on the actual number of shares sold in the Offering, the actual public offering price per share, and the actual net proceeds received by the Company in the Offering. The actual amount and timing of distributions, however, are at the sole discretion of the Company’s board of directors.  All distributions will depend on the Company’s results of operations, financial position, cash flows and such other factors as the Company’s board of directors deems relevant, and there can be no assurances that the Company will pay future distributions at current levels or at all.

On April 1, 2013, the Company declared a monthly cash dividend of $0.155 per share on the Company’s common stock for the months of April, May and June 2013, payable on April 30, May 31 and June 28, 2013, respectively, to stockholders of record on April 22, May 23 and June 20, 2013, respectively.

The disclosure in this Form 8-K is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. An offering, if any, will be made solely by means of a preliminary prospectus supplement and an accompanying prospectus.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general language in such filings.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

99.1                        Press Release issued May 2, 2013.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: May 2, 2013	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President